                                                                                                                                    ADDENDUM TO
                                                                                        AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS ADDENDUM dated as of December 11, 2009 (“Addendum”) TO THE AMENDED AND RESTATED EMPLOYMENT AGREEMENT dated as of March 11, 2009 between the parties hereto (the “Agreement”), is entered into by and between Columbia Laboratories, Inc., a Delaware corporation having its corporate offices at 354 Eisenhower Parkway, Livingston, New Jersey 07039 (the “Company”), and Robert S. Mills (“Executive”).

WITNESSETH:

WHEREAS, the Company and Executive desire to enter into this Addendum to amend the Agreement.

NOW THEREFORE, the parties hereby agree as follows:

1.         The date specified in the first sentence of Section 1 of “March 31, 2010” is hereby deleted and replaced by the following date: “March 31, 2011.”

2.    Section 2(a) of the Agreement is hereby amended in its entirety to read as follows:

“(a)      Executive shall be the President of the Company.  Executive will perform duties customarily associated with such position.  Executive shall be employed at the Company’s offices located in Livingston, New Jersey.  Executive will report to the Company’s Board of Directors (the “Board”) in accordance with applicable laws, the Company’s by-laws, and otherwise as reasonably necessary to keep the Board apprised of material business issues.”

3.         The amount specified in the first sentence of Section 4(a) as “Base Salary” ($390,000) is hereby deleted and replaced by the following amount: “$350,000”.

4.         Section 6(d) of the Agreement is hereby amended by adding the following sentence to the end thereof.  “Notwithstanding the foregoing, the Company agrees that from and after December 15, 2009, through the date that is 90 days after the Board appoints a permanent Chief Executive Officer, without the designation “Interim”, Executive may terminate this Agreement for Good Reason, without the need to specify the reason therefor.”

5.         Section 7(b) is hereby amended by adding the following clauses at the end thereof.

“(v)      if Executive terminates this Agreement for Good Reason, the term of any vested and outstanding options held by Executive as of the date of termination shall be extended until the earlier of  (A) the termination date of the original option grant and (B) December 31, 2012.

(vi)       when used in this Section 7(b) the terms “Base Salary” and “Annual Base Salary” shall mean the greater of (A) $390,000 and (B) the then actual Base Salary as provided in Section 4(a) hereof.”

6.         This Addendum shall become effective as of December 15, 2009; provided, however, that Section 3 above shall become effective on January 1, 2010.

7.         Except as amended as set forth above, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the dates set forth below.

EXECUTIVE                                                             COLUMBIA LABORATORIES, INC.

_/S/ Robert S. Mills_____________                           By:__/S/Stephen G. Kasnet_____________
Robert S. Mills                                                                  Name: Stephen G. Kasnet
                                                                                         Title: Chairman
Date:  December 11, 2009
                                                                                    Date:  December 11, 2009